UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2020 (September 30, 2020)

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 985-9904
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Puerto Rico Loan Warehouse Facility

On September 30, 2020 (the “Closing Date”), Sunnova Asset Portfolio 8, LLC (the “Borrower”), a special purpose wholly owned indirect subsidiary of Sunnova Energy Corporation (the “Sponsor”) entered into a credit agreement (the “Credit Agreement”) with Banco Popular de Puerto Rico as administrative agent and as lender, under which the Borrower may incur up to an aggregate principal amount of $60.0 million in revolving loan borrowings (the “Credit Facility”). The Credit Facility matures in September 2023. The proceeds of the loans under the Credit Facility are available to purchase or otherwise acquire solar loans, fund a reserve account that is required to be maintained by the Borrower in accordance with the Credit Agreement and pay fees and expenses incurred in connection with the Credit Facility. The amount available for borrowings at any one time under the Credit Facility is limited to a borrowing base amount determined at each borrowing and calculated based on a specified advance rate applied to the net outstanding principal balance of the solar loans securing the Credit Facility. Interest on the borrowings under the Credit Facility is due monthly. Borrowings under the Credit Facility bear interest at an annual rate of adjusted LIBOR plus an applicable margin.

In connection with the Credit Facility, one of the Borrower’s affiliates acts as manager and servicer and in each such capacity receives a fee for managing and servicing the solar loan agreements and related solar energy equipment pursuant to a management agreement and servicing agreement. In addition, the Sponsor has guaranteed certain of its affiliates’ obligations (a) to manage and service the solar loan agreements and related solar energy equipment pursuant to the related management and servicing agreements, (b) to repurchase or substitute certain ineligible solar loans sold to the Borrower pursuant to related sale and contribution agreements, (c) to provide certain indemnities in connection with the Credit Facility and (d) under the Credit Facility where certain Borrower insolvency events or fund misappropriation causes a default, but the Sponsor does not provide a general guarantee of the creditworthiness of the assets of the Borrower pledged as the collateral for the Credit Facility. Under the limited guarantee, the Sponsor is subject to certain financial covenants regarding tangible net worth, working capital and restrictions on the use of proceeds from the Credit Facility.

The Credit Agreement includes customary events of default, conditions to borrowing and affirmative and negative covenants for a facility of a type similar to the Credit Facility, including negative covenants that restrict the ability of the Borrower to incur liens, incur indebtedness, execute certain change of control transactions, business combinations or other fundamental changes to its business, dispose of assets, make certain types of restricted payments or enter into certain related party transactions, which are subject to customary exceptions. The Credit Agreement also contains customary mandatory prepayment provisions for a facility of this type, including an obligation to prepay the loans upon the occurrence of a borrowing base deficiency.

If an event of default occurs, the lenders under the Credit Agreement will be entitled to take various actions, including the termination of any undrawn commitments and the acceleration of amounts due under the Credit Agreement.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Credit Agreement, a copy of which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Credit Agreement set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: October 1, 2020	By:	/s/ Walter A. Baker
Walter A. Baker
Executive Vice President, General Counsel and Secretary